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                                                                    Exhibit 23.6






                            SECURITIES DATA COMPANY


We hereby consent to the use of the information we provided for use in this Registration Statement relating to the offering of Debt Securities denominated in euros by The Goldman Sachs Group, Inc. and to the references to our name in the Registration Statement, including under the caption "Experts".




Securities Data Company,
A division of Thomson Information Services



/s/ Francine Falchook
--------------------
Francine Falchook
Senior Vice President

April 26, 1999